UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Local Bounti Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 Your Vote Counts!  Smartphone users  Point your camera here and vote without entering a control number  For complete information and to vote, visit www.ProxyVote.com  Control #  V91425-P48666  *Please check the meeting materials for any special requirements for meeting attendance.  LOCAL BOUNTI CORPORATION 490 FOLEY LANE  HAMILTON, MT 59840  LOCAL BOUNTI CORPORATION  2026 Annual Meeting  Vote by June 9, 2026  11:59 PM ET  You invested in LOCAL BOUNTI CORPORATION and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy materials for the stockholder meeting to be held on June 10, 2026.  Get informed before you vote  View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by  requesting prior to May 27, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote Virtually at the Meeting*  June 10, 2026  9:00 AM MDT  Virtually at: www.virtualshareholdermeeting.com/LOCL2026

 Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review all of the important information contained in the proxy materials before voting.  Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.  1. To elect two Class II directors of our Board of Directors to serve for three years and until their successors are elected and qualified or until their earlier resignation or removal  For  Nominees:  Mark J. Nelson  Charles R. Schwab, Jr.  2. To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026  For  3. To approve, for purposes of complying with the rules of the New York Stock Exchange, (i) the issuance of up to 7,882,861 shares of our common stock, par value $0.0001 per share (the “common stock”), upon the conversion of the convertible note issued to U.S. Bounti, LLC (“U.S. Bounti”) pursuant to the Convertible Note and Warrant Purchase Agreement, dated as of March 13, 2026, between the Company and U.S. Bounti (the “Purchase Agreement”), and  (ii) the issuance of up to 5,500,000 shares of common stock underlying the common stock purchase warrant issued to U.S. Bounti pursuant to the Purchase Agreement  For  4. To approve the adjournment of the Annual Meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals  For  Voting Items  Board Recommends  V91426-P48666